Exhibit 1.2

UBS AG
9.375% Mandatorily Exchangeable Notes due June 15, 2012
(Mandatorily exchangeable into common stock of Stillwater Mining Company)

December 7, 2010

UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026

Ladies and Gentlemen:

UBS AG, a bank organized under the laws of Switzerland, confirms its agreement with UBS Securities LLC (the "Underwriter") with respect to the issuance and sale of $191,100,000 aggregate principal amount of its Mandatorily Exchangeable Notes due June 15, 2012 (the "Firm Exchangeable Notes"), to be issued under an Indenture dated as of November 21, 2000, between UBS AG and U.S. Bank Trust National Association, as Trustee (the "Trustee"), as amended and supplemented by a First Supplemental Indenture dated as of February 28, 2006 (as so amended and supplemented, the "Indenture"). UBS AG also proposes to grant to the Underwriter an option (the "Notes Overallotment Option") to purchase up to an additional $28,275,000 aggregate principal amount of Exchangeable Notes to cover overallotments (the "Option Exchangeable Notes"). The Firm Exchangeable Notes and the Option Exchangeable Notes are herein collectively called the "Exchangeable Notes." On the maturity date of the Exchangeable Notes (including, if applicable, as accelerated or postponed pursuant to the terms of the Exchangeable Notes), the Exchangeable Notes will be mandatorily exchanged by UBS AG into a number of shares of common stock, par value $0.01 per share ("Shares"), of Stillwater Mining Company, a Delaware corporation (the "Company") calculated as described in the UBS AG Final Prospectus (as defined below), or the cash equivalent of such Shares, or a combination of cash and Shares of equivalent value.

Norimet Limited, a company organized under the laws of England and Wales (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriter an aggregate of 7,840,000 Shares (the "Firm Underlying Shares"). The Selling Stockholder also proposes, upon exercise of the Notes Overallotment Option, subject to the terms and conditions stated herein, to sell to the Underwriter up to an additional 1,160,000 Shares (the "Option Underlying Shares"). The Firm Underlying Shares and the Option Underlying Shares are herein collectively called the "Underlying Shares," and Credit Suisse Capital LLC, in its capacity as the purchaser of a portion of the Underlying Shares from the Underwriter, is herein called the "CS Purchaser."

Concurrently with this agreement (the "Agreement"), the Company and the Selling Stockholder have entered into an underwriting agreement (the "Equity Underwriting Agreement") dated the date hereof with Credit Suisse Securities (USA) LLC, J.P. Morgan securities LLC, UBS Securities LLC and VTB Capital PLC (collectively in such capacity, the "Equity Underwriter Representatives"), as representatives of the several underwriters named therein (the "Equity Underwriters"), pursuant to which the Selling Stockholder has agreed to sell, and the Equity Underwriters have agreed to purchase, the number of Shares specified therein (including any additional shares the Equity Underwriters may elect to purchase thereunder, on the dates specified therein in accordance with the terms thereof.

1.         Representations and Warranties of UBS AG. UBS AG represents and warrants to, and agrees with the Underwriter that:

(a)        An "automatic shelf registration statement" as defined under Rule 405 of the Securities Act of 1933, as amended (the "Act"), on Form F-3 (File No. 333-156695), which includes a base prospectus (the "UBS AG Base Prospectus"), relating to debt securities of UBS AG, has been prepared by UBS AG in conformity in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission not earlier than three years prior to the date hereof. Such registration statement, and any post-effective amendment thereto, became effective on filing. No stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by UBS AG. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act, is called the "UBS AG Registration Statement." The term "UBS AG Final Prospectus" shall mean the final prospectus supplement relating to the Exchangeable Notes, together with the UBS AG Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the "Execution Time"). The term "UBS Preliminary Prospectus" shall mean any preliminary prospectus supplement relating to the Exchangeable Notes, together with the UBS AG Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the UBS AG Registration Statement, the UBS AG Preliminary Prospectus or the UBS Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act prior to 10:30 p.m. (Eastern time) on the date of this Agreement (the "Applicable Time").

(b)        The UBS AG Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the UBS AG Registration Statement and the UBS AG Final Prospectus, and any amendment or supplement thereto, as of the date hereof and at each Closing Date (as defined in Section 3), conformed or will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; and no such document included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to (i) statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to UBS AG by the Underwriter, the CS Purchaser, the Company or the Selling Stockholder specifically for use in the preparation thereof (it being understood and agreed that the only such information consists of the information set forth in Section 12(h) hereof) or (ii) that part of the UBS AG Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee. Each UBS AG Preliminary Prospectus and the UBS AG Final Prospectus, at the time each was filed with the Commission, complied in all material respects with the Act.

(c)        The documents incorporated by reference in the UBS AG Registration Statement, the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), conformed, and any documents so filed and incorporated by reference after the date hereof will, when they are filed with the Commission, conform, in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission (the "Rules and Regulations") thereunder.

(d)        The term "UBS AG Disclosure Package" shall mean (i) the UBS AG Preliminary Prospectus dated November 29, 2010 and (ii) the UBS AG issuer free writing prospectuses as defined in Rule 433 of the Act (each, an "UBS AG Issuer Free Writing Prospectus") identified in Schedule A hereto. As of the Applicable Time, the UBS AG Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the UBS AG Disclosure Package based upon and in conformity with written information furnished to UBS AG by the Underwriter, the CS Purchaser, the Company or the Selling Stockholder specifically for use therein (it being understood and agreed that the only such information consists of the information set forth in Section 12 hereof).

(e)        (i) At the time of filing the UBS AG Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), UBS AG was not and is not an "ineligible issuer" (as defined in Rule 405 of the Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the UBS AG be considered an Ineligible Issuer.

(f)         The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by UBS AG and constitutes a valid and binding agreement of UBS AG, enforceable against UBS AG in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g)        The Exchangeable Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date (as defined in Section 3), will have been duly executed by UBS AG and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of UBS AG, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(h)        The Exchangeable Notes and the Indenture conform in all material respects to the descriptions thereof contained in the UBS AG Disclosure Package and the UBS AG Final Prospectus.

(i)         The statements in each of the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus under the captions "Description of Exchangeable Notes," "Description of Debt Securities We May Offer," "Material U.S. Federal Income Tax Consideration" and "U.S. Tax Considerations," in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(j)         Ernst & Young Ltd., who have expressed their opinion with respect to UBS AG's audited financial statements for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009 incorporated by reference in the UBS AG's Registration Statement, the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus, are independent public accountants with respect to UBS AG as required by the Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(k)        The financial statements of UBS AG and its consolidated subsidiaries incorporated by reference in the UBS AG Registration Statement, the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus present fairly the financial position of UBS AG and its consolidated subsidiaries on a consolidated basis, as of the dates indicated, and the results of their operations for the periods specified in accordance with International Financial Reporting Standards.

(l)         UBS AG is not, and after receipt of payment for the Exchangeable Notes and the application of the proceeds thereof as contemplated under the caption "Use of Proceeds" in the Base Prospectus will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

2.         Representations and Warranties of the Company and the Selling Stockholder.

(a)        The Company represents and warrants to, and agrees with, the Underwriter, UBS AG, the CS Purchaser and the Selling Stockholder that:

For purposes of this Agreement:

"Company Registration Statement" at any particular time means such registration statement in the form then filed by the Company with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. "Company Registration Statement" without reference to a time means the Company Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Company Registration Statement as of the time specified in Rule 430B.

"430B Information" means information included in a prospectus then deemed to be a part of the Company Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Company Registration Statement pursuant to Rule 430B(f).

"430C Information" means information included in a prospectus then deemed to be a part of the Company Registration Statement pursuant to Rule 430C.

"Company Final Prospectus" means the Company Statutory Prospectus relating to the Underlying Shares that discloses the public offering price, other 430B Information and other final terms of the offering of the Underlying Shares and otherwise satisfies Section 10(a) of the Act.

"Company Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Underlying Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

"Company Preliminary Prospectus" means the Company's preliminary prospectus relating to the Underlying Shares dated November 29, 2010.

"Company Statutory Prospectus" with reference to a particular time means the prospectus related to the Underlying Shares that is included in the Company Registration Statement immediately prior to that time, including any document incorporated by reference therein, all 430B Information and all 430C Information with respect to the Company Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Company Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively.

"Effective Time" of the Company Registration Statement relating to the Underlying Shares means the time of the first contract of sale for the Underlying Shares.

"General Use Company Free Writing Prospectus" means any Company Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B hereto.

"Limited Use Company Free Writing Prospectus" means any Company Free Writing Prospectus that is not a General Use Company Free Writing Prospectus.

"Securities Laws" means, collectively, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange ("Exchange Rules").

Unless otherwise specified, a reference to a "rule" is to the indicated rule under the Act.

(i)         Filing and Effectiveness of Company Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-170851) covering the registration of the Underlying Shares under the Act, including a related preliminary prospectus or prospectuses, which has become effective, pursuant to which the Selling Stockholder and its transferees may offer and sell the Underlying Shares.

(ii)        Compliance with Act Requirements. (A) (1) At the time the Company Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (3) at the Effective Time relating to the Underlying Shares and (4) on the Closing Date, the Company Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) (1) on its date, (2) at the time of filing the Company Final Prospectus pursuant to Rule 424(b) and (3) on the Closing Date, the Company Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter is that described as such in Section 12(h) hereof.

(iii)        Automatic Shelf Registration Statement. (A) Well-Known Seasoned Issuer Status. (1) At the time of initial filing of the Company Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Underlying Shares in reliance on the exemption of Rule 163, the Company was a "well known seasoned issuer" as defined in Rule 405, including not having been an "ineligible issuer" as defined in Rule 405.

(B)       Effectiveness of Automatic Shelf Registration Statement. The Company Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(C)       Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Underlying Shares remain unsold by the Underwriter or the CS Purchaser the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (1) promptly notify the Underwriter and the CS Purchaser, (2) promptly file a new registration statement or post-effective amendment on the proper form relating to the Underlying Shares, in a form satisfactory to the Underwriter and the CS Purchaser, (3) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as reasonably practicable and (4) promptly notify the Underwriter and the CS Purchaser of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underlying Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Company Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(D)       Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Underlying Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(iv)       Ineligible Issuer Status. (A) At the earliest time after the filing of the Company Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Underlying Shares and (B) at the date of this Agreement, the Company was not and is not an "ineligible issuer," as defined in Rule 405.

(v)        General Disclosure Package. As of the Applicable Time, neither (A) the General Use Company Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated November 29, 2010, including the base prospectus, dated November 29, 2010, (which is the most recent Company Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the Company General Disclosure Package, all considered together (collectively, the "Company General Disclosure Package"), nor (B) any individual Limited Use Company Free Writing Prospectus, when considered together with the Company General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Company Statutory Prospectus or any Company Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12(h) hereof.

(vi)       Company Free Writing Prospectuses. Each Company Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underlying Shares or until any earlier date that the Company notified or notifies the Underwriter and the CS Purchaser as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Company Registration Statement. If at any time following issuance of a Company Free Writing Prospectus there occurred or occurs an event or development as a result of which such Company Free Writing Prospectus conflicted or would conflict with the information then contained in the Company Registration Statement or as a result of which such Company Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Underwriter and the CS Purchaser and (B) the Company has promptly amended or will promptly amend or supplement such Company Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. This statement does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter is that specified in Section 12(h) hereof.

(vii)       Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Company General Disclosure Package; and, except as would not, individually or in the aggregate, result in a material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(viii)      Subsidiaries. Each subsidiary of the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Company General Disclosure Package; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(ix)       Underlying Shares. The Underlying Shares and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the information in the Company General Disclosure Package and to the description of such Underlying Shares contained in the Company Final Prospectus; the equity capitalization of the Company is as set forth in the Company General Disclosure Package; the stockholders of the Company have no preemptive rights with respect to the Underlying Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(x)        No Finder's Fee. Except as disclosed in the Company General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Underwriter or the CS Purchaser for a brokerage commission, finder's fee or other like payment in connection with this offering.

(xi)       Registration Rights. Except for the Registration Rights Agreement, dated as of June 23, 2003, between the Selling Stockholder and the Company, or except as disclosed in the Company General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Company Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, "registration rights").

(xii)       Listing. The Underlying Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(xiii)      Absence of Further Requirements. No consent, approval, authorization, order of or filing (other than Current Reports on Form 8-K and prospectus supplements relating to the Underlying Shares required to be filed with the Commission) or registration with any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation, execution and performance of the transactions contemplated by this Agreement in connection with the offering and sale of the Underlying Shares, except such as have been obtained or made and such as may be required under state securities laws.

(xiv)      Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, (B) constitute a default or a Debt Repayment Triggering Event (as defined below) under, (C) result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (1) the charter or by-laws of the Company or any of its subsidiaries, (2) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or (3) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (2) and (3) for those which would not result in a Material Adverse Effect. A "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv)      Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvi)      Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvii)     Title to Property. Except as disclosed in the Company General Disclosure Package, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and except as disclosed in the Company General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xviii)    Possession of Licenses and Permits. Except as disclosed in the Company General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits ("Licenses") necessary or material to the conduct of the business now conducted or proposed in the Company General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xix)      Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xx)      Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi)      Environmental Laws. Except as disclosed in the Company General Disclosure Package, (A) (1) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, "Environmental Laws"), (2) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (3) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (4) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (5) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances and (5) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (1) – (6) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; and (C) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, "Hazardous Substances" means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold and (ii) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxii)     Litigation. Except as disclosed in the Company General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Underlying Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company's knowledge, threatened or contemplated.

(xxiii)    Accurate Disclosure. The statements in the Company General Disclosure Package and the Company Final Prospectus under the headings "Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of Shares of our Common Stock," "Description of Capital Stock" and "Business— Regulatory and Environmental Matters," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiv)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underlying Shares.

(xxv)     Financial Statements. The financial statements of the Company and its consolidated subsidiaries included in the Company Registration Statement and the Company General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis.

(xxvi)    No Material Adverse Change in Business. Except as disclosed in the Company General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the Company General Disclosure Package, (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse, (B) except as disclosed in or contemplated by the Company General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (C) except as disclosed in or contemplated by the Company General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxvii)   Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Underlying Shares, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

(xxviii)  Qualitative and Quantitative Data Regarding Proven and Probable Ore Reserves of the Company. The qualitative and quantitative data regarding proven and probable ore reserves of the Company included in the Company Registration Statement, a Company Statutory Prospectus or the

Company General Disclosure Package (A) were derived in accordance with the procedures described in the Company Registration Statement, such Company Statutory Prospectus and the Company General Disclosure Package and, in all material respects, all applicable industry standards, including Securities Act Industry Guide 7, and (B) have been reviewed by Behre Dolbear & Company (USA), Inc., third-party independent geological experts.

(xxix)    Qualitative and Quantitative Data Regarding Proven and Probable Ore Reserves of Marathon PGM. The qualitative and quantitative data regarding proven and probable ore reserves of Marathon PGM included in the Company Registration Statement, a Company Statutory Prospectus or the Company General Disclosure Package (A) were derived in accordance with the procedures described in the Company Registration Statement, such Company Statutory Prospectus and the Company General Disclosure Package and, in all material respects, all applicable industry standards, including Securities Act Industry Guide 7, and (B) have been prepared by Micon International Limited, with respect to the Marathon Project, Python Mining Consultants Inc., with respect to the Geordie Lake PGM-Cu project, and P&E Mining Consultants Inc., with respect to the Bird River joint venture, each third-party independent geological experts.

(xxx)     Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Company Registration Statement, a Company Statutory Prospectus or the Company General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxxi)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Company General Disclosure Package, the Company, its subsidiaries and the Company's Board of Directors (the "Board") are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, "Internal Controls") that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Underlying Shares will be, overseen by the Audit Committee (the "Audit Committee") of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an "Internal Control Event"), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxii)   Ratings. No "nationally recognized statistical rating organization," as such term is defined for purposes of Exchange Act Rule 15c3- 1(c)(2)(vi)(F), (A) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (B) has indicated to the Company that it is considering any of the actions described in 10(g) hereof.

(xxxiii)  No Unlawful Payments. None of the Company, any of its subsidiaries or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; 3) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxiv)  Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxv)   Compliance with OFAC. None of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC").

(xxxvi)  Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries) which would, in either case, reasonably be expected to have a Material Adverse Effect.

(xxxvii) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all material policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.

(xxxviii) Information Regarding Marathon Acquisition. The information presented in the Company Registration Statement, a Company Statutory Prospectus and the Company General Disclosure Package with respect to the Company's proposed acquisition of Marathon is accurate and complete in all material respects, and the Company has no reason to believe that such acquisition will not be completed, in all material respects, in the manner and timeframe so described.

(b)        The Selling Stockholder represents and warrants to, and agrees with, the Underwriter, UBS AG and the CS Purchaser, as follows:

(i)         Free Writing Prospectus. Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company, the Underwriter and the CS Purchaser) has used or referred to any "free writing prospectus" (as defined in Rule 405), relating to the Underlying Shares, except as set forth on Schedule B hereto;

(ii)        Title to Underlying Shares. The Selling Stockholder has, and immediately prior to any Closing Date will have, good and valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code (the "UCC") in respect of, the Underlying Shares to be sold by the Selling Stockholder hereunder on such Closing Date, free and clear of all liens, encumbrances, equities and other third-party rights or claims, except for any liens, encumbrances, equities, rights or claims arising under this Agreement.

(iii)           Acquisition of Valid Security Entitlement. Upon payment for the Underlying Shares to be sold by the Selling Stockholder, delivery of such Underlying Shares, as directed by the Underwriter, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Underlying Shares in the name of Cede or such other nominee and the crediting of such Underlying Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Underlying Shares), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Underlying Shares and (B) no action based on any "adverse claim," within the meaning of Section 8-102 of the UCC, to such Underlying Shares may be successfully asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (1) such Underlying Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (2) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (3) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(iv)       Authorization of Agreement. The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(v)        Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Stockholder or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except in the case of clauses (A) and (C) above for such conflicts, breaches, violations or defaults as would not reasonably be expected to materially adversely affect the Selling Stockholder's ability to perform its obligations hereunder.

(vi)       Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any court or governmental, supranational, regulatory, taxation or stock exchange authority, agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement by the Selling Stockholder, and the consummation by the Selling

Stockholder of the transactions contemplated hereby, except for the registration of the Underlying Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under the Exchange Act, by the Financial Industry Regulatory Authority and under applicable state securities laws in connection with the purchase and sale of the Underlying Shares by the Underwriter and the CS Purchaser.

(vii)       Company Registration Statement. To the best knowledge of the Selling Stockholder, after due and careful inquiry, the Company Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations and warranties in this Section 2(b)(vii) only apply to statements or omissions in the Company Registration Statement based on and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein, which information is specified in Section 8(b); and provided, further that no representation or warranty is made as to information contained in or omitted from the Company Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 12(h).

(viii)      Company Statutory Prospectus. To the best knowledge of the Selling Stockholder, after due and careful inquiry, each Company Statutory Prospectus does not, as of its date, and will not on the applicable Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this Section 2(b)(viii) only apply to statements or omissions in such Company Statutory Prospectus based on and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein, which information is specified in Section 12(h); and provided, further that no representation or warranty is made as to information contained in or omitted from such Company Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 12(h).

(ix)       Company General Disclosure Package. To the best knowledge of the Selling Stockholder, after due and careful inquiry, the Company General Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this Section 2(b)(ix) only apply to statements or omissions in the Company General Disclosure Package based on and in conformity with information relating to the Selling Stockholder furnished to the

Company in writing by the Selling Stockholder expressly for use therein, which information is specified in Section 12(h); and provided, further that no representation or warranty is made as to information contained in or omitted from the Company General Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 12(h).

(x)        Absence of Manipulation. The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underlying Shares or Exchangeable Notes.

(xi)       No Reliance on Other Information. The sale of the Underlying Shares by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries that has come to the attention of the Selling Stockholder and is not set forth in the Company General Disclosure Package and the Company Final Prospectus.

(xii)       No Finder's Fee. Except as disclosed in the Company General Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Company, the Underwriter or the CS Purchaser for a brokerage commission, finder's fee or other like payment in connection with this offering.

(xiii)      Compliance with OFAC. The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering of the Underlying Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.         Purchase, Sale and Delivery.

(a)        Purchase and Sale of the Exchangeable Notes. On the basis of the representations, warranties and agreement and subject to the terms and conditions set forth herein, UBS AG agrees to sell to the Underwriter, and the Underwriter agrees to purchase from UBS AG, at a purchase price of 100% per Exchangeable Note, the $191,100,000 aggregate principal amount of Firm Exchangeable Notes. In addition, on the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, UBS AG grants an option to the Underwriter to purchase from UBS AG, at the same purchase price per Exchangeable Note as the Underwriter shall pay for the Firm Exchangeable Notes, the $28,275,000 aggregate principal amount of Option Exchangeable Notes. Said option may be exercised only to cover overallotments in the sale of the Firm Exchangeable Notes by the Underwriter. Said option may be exercised in whole or in part at any time and from time to time on or before the 12th day following the First Closing Date (as defined below) upon written notice by the Underwriter to UBS AG setting forth the aggregate principal amount of Option Exchangeable Notes as to which the Underwriter is exercising the option and the settlement date, which may be the same date and time as the First Closing Date but shall not be earlier than the First Closing Date and, if not on the First Closing Date, shall be within a 13-day period from, and including, the First Closing Date.

(b)        Purchase and Sale of the Underlying Shares. On the basis of the representations, warranties and agreement and subject to the terms and conditions set forth herein, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $17.61 per share (the "Underlying Shares Purchase Price"), the Firm Underlying Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, upon any exercise of the Notes Overallotment Option pursuant to Section 3(a), the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price equal to the Underlying Shares Purchase Price per share, a number of Option Underlying Shares equal to (i) a fraction, the numerator of which is the aggregate principal amount of Option Exchangeable Notes as to which the Underwriter is exercising the Notes Overallotment Option and the denominator of which is the aggregate number of Option Exchangeable Notes, multiplied by (ii) the aggregate number of Option Underlying Shares. Such purchase price payable by the Underwriter shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriter in connection with the transfer of the Underlying Shares to the Underwriter duly paid and (ii) any withholding that the Underwriter determines is required.

(c)        Delivery of the Exchangeable Notes. UBS AG will deliver the Firm Exchangeable Notes to or as instructed by the Underwriter for its account in a form reasonably acceptable to the Underwriter against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Underwriter, at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 a.m., New York City time, on December 13, 2010, or at such other time not later than seven full business days thereafter as the parties hereto determine, such time being herein referred to as the "First Closing Date." For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the securities sold pursuant to this offering. Delivery of all Exchangeable Notes sold under this Agreement shall be made through the facilities of the Depository Trust Company unless the Underwriter shall otherwise instruct.

In addition, upon written notice from the Underwriter given to UBS AG exercising the Notes Overallotment Option in accordance with Section 3(a) and stating the number of Option Exchangeable Notes to be purchased and the date on which Underwriter shall deliver the purchase price for such Option Exchangeable Notes, UBS AG agrees to deliver such Exchangeable Notes.

Each time for the delivery of and payment for the Option Exchangeable Notes, being herein referred to as an "Option Closing Date", which may be the First Closing Date (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Underwriter, but shall be not later than five full business days after written notice of election to purchase Option Exchangeable Notes is given. UBS AG will deliver the Option Exchangeable Notes being purchased on each Option Closing Date to or as instructed by the Underwriter for its account in a form reasonably acceptable to the Underwriter, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Underwriter, at the above office of Davis Polk & Wardwell LLP. The Option Exchangeable Notes being purchased on each Option Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Option Closing Date. On any Option Closing date that is not the First Closing Date, UBS AG will deliver to the Underwriter on such Option Closing Date, and the obligation of the Underwriter to purchase Option Exchangeable Notes shall be conditioned upon receipt of, supplemental opinions, certificates and letter confirming as of such date the options, certificates and letters delivered on the First Closing Date pursuant to Section 10.

(d)        Delivery of the Underlying Shares. The Selling Stockholder will deliver the Underlying Shares to or as instructed by the Underwriter for its account in a form reasonably acceptable to the Underwriter against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholder, at the office of Davis Polk & Wardwell LLP at 10:00 a.m., New York City time, on the First Closing Date (in the case of the Firm Underlying Shares), and at the above office of Davis Polk & Wardwell LLP on the Option Closing Date (in the case of the Option Underlying Shares).

For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm

Underlying Shares sold pursuant to this Agreement. The Underlying Shares so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

The Option Underlying Shares being purchased on each Option Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Option Closing Date. On any Option Closing date that is not the First Closing Date, UBS AG will deliver to the Underwriter on such Option Closing Date, and the obligation of the Underwriter to purchase Option Exchangeable Notes shall be conditioned upon receipt of, supplemental opinions, certificates and letter confirming as of such date the options, certificates and letters delivered on the First Closing Date pursuant to Section 10.

Delivery of all Underlying Shares sold under this Agreement shall be made through the facilities of the Depository Trust Company unless the Underwriter shall otherwise instruct.

4.         Offering by Underwriter. UBS AG, the Underwriter and the CS Purchaser acknowledge and agree that the Underwriter proposes to offer the Exchangeable Notes (exchangeable into the Underlying Shares) for sale to the public as set forth in the UBS AG Final Prospectus and the Company Final Prospectus. The Company and the Selling Stockholder acknowledge and agree that Underwriter proposes to offer the Exchangeable Notes (exchangeable into the Underlying Shares) for sale to the public as set forth in the Company Final Prospectus Supplement.

5.         Certain Agreements of UBS AG. UBS AG Agrees with the Underwriter that:

(a)        Filing of Prospectuses. UBS AG has filed or will file the UBS AG Preliminary Prospectus, each UBS AG Issuer Free Writing Prospectus and the UBS AG Final Prospectus Supplement pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the date hereof. UBS AG has complied and will comply with Rule 433.

(b)        Filing of Amendments: Response to Commission Requests. UBS AG will promptly advise Underwriter of any proposal to amend or supplement at any time the UBS AG Registration Statement (other than by any prospectus supplement relating to the offering of securities other than the Exchangeable Notes registered under the UBS AG Registration Statement or any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference therein) or the UBS AG Preliminary Prospectus, UBS AG Issuer Free Writing Prospectus or UBS AG Final Prospectus and will not effect such amendment or supplementation without the consent of the Underwriter; and UBS AG will also advise the Underwriter promptly of (i) the filing of any amendment or supplementation of the UBS AG Registration Statement (other than by any prospectus supplement relating to the offering of securities other than the Exchangeable Notes registered under the UBS AG Registration statement or any document required to b filed under the Exchange Act which upon filing is deemed to be incorporated by reference therein) or the UBS AG Preliminary Prospectus, UBS AG

Issuer Free Writing Prospectus or UBS AG Final Prospectus, (ii) any request by the Commission or its staff for any amendment to the UBS AG Registration Statement, for any supplement to the UBS AG Preliminary Prospectus, UBS AG Issuer Free Writing Prospectus or UBS AG Final Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the UBS AG Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by UBS AG of any notification with respect to the suspension of the qualification of the Exchangeable Notes in any jurisdiction or the institution or threatening of any proceedings for such purpose. UBS AG will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)        Continued Compliance with Securities Laws. UBS AG will comply with the Act, the Exchange Act and the Trust Indenture Act with respect to the offer of the Exchangeable Notes so as to permit the completion of the distribution of the Exchangeable Notes as contemplated in this Agreement and in the UBS AG Final Prospectus. If, at any time when a prospectus relating to the Exchangeable Notes is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the UBS AG Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the UBS AG Registration Statement or supplement the UBS AG Final Prospectus to comply with the Act, UBS AG will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter, to any other dealers to which Exchangeable Notes may have been sold by the Underwriter, and to any other dealers upon request of Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor its delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 10 hereof.

(d)        Furnishing of Prospectuses. UBS AG will furnish to the Underwriter a copy of the UBS AG Registration Statement and copies of the UBS Preliminary Prospectus, and, so long as a prospectus relating to the Exchangeable Notes is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the UBS AG Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The UBS AG Final Prospectus shall be so furnished on or prior to 10:00 P.M., New York time, on the business day following the date hereof. All other such documents shall be so furnished as soon as available. UBS AG will pay the expenses of printing and distributing to the Underwriter all such documents.

(e)        Blue Sky Qualifications. UBS AG will arrange for the qualification of the Exchangeable Notes, and will cooperate with Underwriter and UBS AG for purposes of the qualification of the Exchangeable Notes, for sale under the laws of such jurisdictions as the Underwriter reasonably requests and will continue such qualifications in effect so long as required for the distribution of the Underlying Shares and the Exchangeable Notes; provided, however, that UBS AG shall not be required to qualify to do business, consent to service of process or become subject to taxation in any jurisdiction in which it has not already done so.

(f)         Final Term Sheet; Rule 433. UBS AG will prepare a final term sheet, containing solely a description of the Exchangeable Notes, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule. UBS AG will comply with Rule 433(g) under the Act.

(g)        Use of Proceeds. UBS AG will use or cause to be used the net proceeds received from the sale of the Exchangeable Notes in the manner specified in the UBS AG Final Prospectus under "Use of Proceeds" and such proceeds will be used outside of Switzerland.

(h)        Restriction on Sale of Securities. Except as contemplated by this Agreement, UBS AG will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, Exchangeable Notes or any securities of UBS AG, that are substantially similar to the Exchangeable Notes or any security convertible into or exchangeable into or exercisable for Exchangeable Notes or such substantially similar securities during the period beginning the date hereof and ending on the Closing Date, provided, however that UBS AG and its affiliates may enter into hedging transactions relating to the Exchangeable Notes.

(i)         Payment of Filing Fees. UBS AG will pay the fees applicable to the UBS AG Registration Statement in connection with the offering of the Exchangeable Notes within the time required by Rule 456 under the Act (without reliance on the proviso contained in subsection (b)(1)(i) thereof) and in compliance with Rule 456(r) under the Act.

6.         Certain Agreements of the Company and the Selling Stockholder. (a) The Company agrees with the Underwriter, the CS Purchaser and the Selling Stockholder that:

(i)         Filing of Prospectuses. The Company has filed or will file each Company Statutory Prospectus (including the Company Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter and the CS Purchaser, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(ii)        Filing of Amendments; Response to Commission Requests. At any time when a prospectus relating to the Underlying Shares is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act by the Underwriter, the CS Purchaser or dealer, the Company will promptly advise the Underwriter and the CS Purchaser of any proposal to amend or supplement the Company Registration Statement or any Company Statutory Prospectus at any time and will offer the Underwriter and the CS Purchaser a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriter and the CS Purchaser promptly of (A) the filing of any such amendment or supplement, (B) any request by the Commission or its staff for any amendment to the Company Registration Statement, for any supplement to any Company Statutory Prospectus or for any additional information, (C) the institution by the Commission of any stop order proceedings in respect of the Company Registration Statement or the threatening of any proceeding for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Underlying Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)        Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Underlying Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter, the CS Purchaser or dealer, any event occurs as a result of which the Company Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Company Registration Statement or supplement the Company Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter and the CS Purchaser of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter, the CS Purchaser and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the consent of the Underwriter or the CS Purchaser to, nor delivery by the Underwriter or the CS Purchaser of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)       Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(v)        Furnishing of Prospectuses. The Company will furnish to the Underwriter and the CS Purchaser copies of the Company Registration Statement, including all exhibits, any Company Statutory Prospectus, the Company Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter and the CS

Purchaser reasonably request. The Company will pay the expenses of printing and distributing to the Underwriter and the CS Purchaser all such documents.

(vi)       Qualification of the Underlying Shares. The Company will arrange for the qualification of the Underlying Shares, and will cooperate with the Underwriter, the CS Purchaser and UBS AG for purposes of the qualification of the Exchangeable Notes, for sale under the laws of such jurisdictions as the Underwriter and the CS Purchaser designates and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Underlying Shares, in any jurisdiction where it is not now subject or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(vii)       Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Underwriter and the CS Purchaser, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter and the CS Purchaser (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (B) from time to time, such other information concerning the Company as the Underwriter and the CS Purchaser may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish any such reports or statements to the Underwriter and the CS Purchaser.

(viii)      Expenses of the Offering. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of a single counsel and accountants retained by the Selling Stockholder) incurred in connection with qualification of the Underlying Shares for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for any road show and travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Exchangeable Notes, including the cost of any aircraft chartered in connection with attending or hosting such meetings, and for expenses incurred in distributing each Company Statutory Prospectus (including the Company Final Prospectus) (including any amendments and supplements thereto) to the Underwriter; provided, however, except as set forth in this Agreement, the Underwriter shall pay its own costs and expenses, including the fees of its counsel.

(ix)       Listing. The Company will use all reasonable efforts to maintain the listing of the Underlying Shares on the New York Stock Exchange for as long as any Exchangeable Notes are outstanding.

(b)        The Selling Stockholder agrees with the Underwriter, the CS Purchaser and the Company that:

(i)         Delivery of Underlying Shares. (A) The Selling Stockholder shall deliver to Computershare Trust Company, N.A., as transfer agent and registrar of the Securities (the "Transfer Agent"), on each Closing Date certificates in negotiable form (with signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) representing the Underlying Shares to be sold on such Closing Date by the Selling Stockholder hereunder. (B) The Selling Stockholder agrees to take all steps necessary to ensure that it has valid Securities on each Closing Date that shall be delivered to the Underwriters pursuant to the terms hereof, free and clear of any liens or encumbrances, including, without limitation, through the provision of an indemnity to the Transfer Agent and the Company and a pledge of the Company's 1.875% Convertible Senior Notes Due 2028 (the "Convertible Notes") that it holds to secure such obligations.

(ii)        Taxes. Notwithstanding Section 6(a)(viii), the Selling Stockholder agrees that it will pay any transfer taxes on the sale by the Selling Stockholder of the Underlying Shares to the Underwriter. The Selling Stockholder will indemnify and hold harmless the Underwriter against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Underlying Shares and on the execution and delivery of this Agreement. All payments to be made by the Selling Stockholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Stockholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Stockholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(iii)        Selling Stockholder Lock-Up. Except for (i) sales of the Securities to the Equity Underwriters in conjunction with the concurrent offering of shares of common stock and (ii) sales or pledges of the Convertible Notes but only as described below in this subparagraph 6(b)(ii) or in subparagraph 6(b)(i)(B) above, the Selling Stockholder agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Underwriter consents to in writing; provided, however, that if (A) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (B) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension. Any Common Stock acquired by the Selling Stockholder in the open market will not be subject to this Section 6(b)(ii). The Lock-Up Period with respect to sales by the Selling Stockholder of the Convertible Notes will commence on the date hereof and will continue and include the date 60 days after the date hereof or such earlier date that the Underwriter consents to in writing.

7.         Certain Agreements of the Underwriter. The Underwriter represents and agrees that it will not execute any transaction with respect to the Exchangeable Notes in a discretionary account without prior written approval of the transaction by the customer.

8.         Certain Agreements of the Underwriter and the CS Purchaser. Each of the Underwriter and the CS Purchaser confirms to the Company and the Selling Stockholder that any dispositions by it of Underlying Shares purchased from the Selling Stockholder (in the case of the Underwriter) or from the Underwriter (in the case of the CS Purchaser) will be in accordance with the Securities Act and the rules and regulations of the Commission thereunder.

9.         Free Writing Prospectuses. (a) The Company represents and agrees that, unless it obtains the prior consent of the Underwriter and the CS Purchaser, and the Underwriter and the CS Purchaser represents and agrees that, unless it obtains the prior consent of the Company, the Underwriter and the CS Purchaser, it has not made and will not make any offer relating to the Underlying Shares that would constitute an Company Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Underwriter and the CS Purchaser is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)        The Selling Stockholder represents and agrees that, unless it obtains the prior consent of the Underwriter, the CS Purchaser and the Company, neither it nor any person acting on its behalf (other than, if applicable, the Company, the Underwriter and the CS Purchaser) will use or refer to any "free writing prospectus" (as defined in Rule 405), relating to the Underlying Shares, except as set forth on Schedule B hereto.

(c)        The Selling Stockholder represents and agrees that, unless it obtains the prior consent of the Underwriter, the CS Purchaser and the Company, it has not made and will not make any offer relating to the Underlying Shares that would constitute a "free writing prospectus," as defined in Rule 405.

10.       Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Exchangeable Notes on the First Closing Date and the Option Exchangeable Notes to be purchased on each Option Closing Date, and the obligations of the Underwriter to purchase the Firm Underlying Shares on the First Closing Date and the Option Underlying Shares to be purchased on each Option Closing Date, in each case, will be subject to the accuracy of the representations and warranties on the part of UBS AG, the Company and the Selling Stockholder herein as of (i) the Applicable Time and (ii) the Closing Date (as though made on the Closing Date), to the accuracy of the statements of officers of UBS AG, the Company and the Selling Stockholder made in any certificates delivered pursuant to the provisions hereof, to the performance by UBS AG, the Company and the Selling Stockholder of their respective obligations hereunder and to the additional conditions precedent:

(a)        Filing of UBS AG Final Prospectus. The UBS AG Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the UBS AG Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the UBS AG or the Underwriter, shall be contemplated by the Commission.

(b)        No UBS AG Ratings Downgrade. Subsequent to the execution and delivery of this Agreement, there shall not have occurred a downgrading in the rating assigned to the securities of UBS AG by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has under surveillance or review, that does not indicate an improvement, its rating of any securities of UBS AG.

(c)        Accountants' Comfort Letter. The Underwriter and the CS Purchaser shall have received a letter, dated the date of this Agreement, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and substantially in the form attached hereto as Schedule C.

(d)        Reserve Engineers' Comfort Letter – Company. The Underwriter and the CS Purchaser shall have received a letter, dated the date of this Agreement, of Behre Dolbear & Company (USA), Inc. in the form attached hereto as Schedule D.

(e)        Reserve Engineers' Comfort Letters – Marathon PGM. The Underwriter and the CS Purchaser shall have received a letter, dated the date of this Agreement, of Micon International Limited in the forms attached hereto as Schedule E.

(f)         Filing of Prospectuses. The Company shall have filed each Company Statutory Prospectus (including the Company Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter and the CS Purchaser, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(g)        No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriter and the CS Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Exchangeable Notes or the Underlying Shares; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriter and the CS Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Exchangeable Notes or the Underlying Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriter and the CS Purchaser, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Exchangeable Notes or the Underlying Shares.

(h)        Opinions of Counsel for the Company. The Underwriter and the CS Purchaser shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in the form attached hereto as Schedule F-1. The Underwriter and the CS Purchaser shall have received an opinion, dated such Closing Date, of John R. Stark, Esq., Executive Vice President and Chief

Commercial Officer, in the form attached hereto as Schedule F-2. The Underwriter and the CS Purchaser shall have received a negative assurance letter, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in the form attached hereto as Schedule F-3.

(i)         Opinions of Counsel for the Selling Stockholder. The Underwriter and the CS Purchaser shall have received an opinion, dated such Closing Date, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Selling Stockholder, in the form attached hereto as Schedule G-1, and the Underwriter and the CS Purchaser shall have received an opinion, dated such Closing Date, of Akin Gump Strauss Hauer & Feld LLP (London), counsel for the Selling Stockholder in the United Kingdom, in the form attached hereto as Schedule G-2.

(j)         Opinion of Counsel for the Underwriter. The Underwriter and the CS Purchaser shall have received from Davis Polk & Wardwell LLP as special disclosure counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter and the CS Purchaser may require, and the Selling Stockholder and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)        Officer's Certificate – Company. The Underwriter and the CS Purchaser shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Company Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Company General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Company General Disclosure Package or as described in such certificate.

(l)         Officer's Certificate – Selling Stockholder. The Underwriter and the CS Purchaser shall have received a certificate, dated such Closing Date, of the Sole Director of the Selling Stockholder in which such officer shall state that, to the best of his or her knowledge after reasonable investigation: the representations and warranties of the Selling Stockholder in this Agreement are true and correct and the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(m)       Bring-down Accountants' Comfort Letter. The Underwriter and the CS Purchaser shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (c) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(n)        Bring-down Reserve Engineers' Comfort Letter – Company. The Underwriter and the CS Purchaser shall have received a letter, dated such Closing Date, of Behre Dolbear & Company (USA), Inc. which meets the requirements of subsection (d) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(o)        Bring-down Reserve Engineers' Comfort Letter – Marathon. The Underwriter and the CS Purchaser shall have received a letter, dated such Closing Date, of Micon International Limited which meets the requirements of subsection (e) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(p)        Tax Forms. The Selling Stockholder shall deliver to the Underwriter, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service ("IRS") Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(q)        UBS AG Officer's Certificate. The Underwriter shall have received a certificate, dated such Closing Date, of such officers of UBS AG as shall be satisfactory to the Underwriter as to the accuracy of the representation and warranties of UBS AG herein at and as of such Closing Date, as to the performance by UBS AG of all of its obligations under this Agreement to be performed as of such Closing Date, and as to the matter set forth in subsections (a) and (b) of this Section 10.

The Selling Stockholder or the Company, as the case may be, will furnish the Underwriter and the CS Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter and the CS Purchaser may in their sole discretion waive compliance with any conditions to their respective obligations hereunder, whether in respect of an Option Closing Date or otherwise.

11.       Conditions of the Obligations of the Company. The obligations of the Company hereunder are subject to the conditions precedent that (a) UBS AG shall have executed and delivered to the Company a Voting Agreement, substantially in the form previously agreed upon by the parties to such agreement and (b) the CS Purchaser shall have executed and delivered to the Company a Voting Agreement, substantially in the form previously agreed upon by the parties to such agreement.

12.        Indemnification and Contribution.

(a)        Indemnification by UBS AG. UBS AG will indemnify and hold harmless the Company, the Selling Stockholder, the Underwriter and each of their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any who controls the Company, the Selling Stockholder and the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an "Notes

Indemnified Party"), against any and all losses, claims, damages or liabilities, joint or several, to which such Notes Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the UBS AG Registration Statement at any time, or in the UBS AG Preliminary Prospectus, the UBS AG Final Prospectus or any UBS AG Free Writing Prospectus (each such document, a "UBS AG Registration Document"), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any part of in any part of the Company Registration Statement at any time, any Company Statutory Prospectus as of any time, the Company Final Prospectus or any Company Free Writing Prospectus (the "Company Registration Documents"), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to this clause (ii) only, only to the extent such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished by the UBS AG to the Company specifically for use therein (the only such information being listed in Section 12(h)(i)), and will reimburse each Notes Indemnified Party for any legal or other expenses reasonably incurred by such Notes Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Notes Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that UBS AG will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission made in any UBS AG Registration Document in reliance upon and in conformity with written information furnished to UBS AG by the Company, the Selling Stockholder or the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished consists of the information set forth in Section 12(h)(ii) (with respect to the Company), Section 12(h)(iii) (with respect to the Selling Stockholder) and 12(h)(vi) (with respect to the Underwriter).

(b)        Indemnification by the Company. The Company will indemnify and hold harmless the Underwriter, UBS AG, the CS Purchaser and their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any who controls the Underwriter, UBS AG or the CS Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an "Shares Indemnified Party") and the Selling Stockholder, against any and all losses, claims, damages or liabilities, joint or several, to which such Shares Indemnified Party or the Selling Stockholder may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Company Registration Documents, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any part of any UBS AG Registration Document, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to this clause (ii) only, only to the extent such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished by the Company to UBS AG specifically for use therein (the only such information being listed in Section 12(h)(ii)) and will reimburse each Shares Indemnified Party and the Selling Stockholder for any legal or other expenses reasonably incurred by such Shares Indemnified Party and the Selling Stockholder in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Shares Indemnified Party or the Selling Stockholder is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by UBS AG, the Underwriter or the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished consists of the information set forth in Section 12(h)(i) (with respect to UBS AG), 12(h)(v) (with respect to the Underwriter) and 12(h)(iv) (with respect to the Selling Stockholder).

(c)        Indemnification of the Underwriter, UBS AG, the CS Purchaser and the Company by the Selling Stockholder. The Selling Stockholder will indemnify and hold harmless each Shares Indemnified Party and the Company against any and all losses, claims, damages or liabilities, joint or several, to which such Shares Indemnified Party or the Company may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Company Registration Document, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any part of any UBS AG Registration Document, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to this clause (ii) only, only to the extent such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished by the Selling Stockholder to UBS AG specifically for use therein (the only such information being listed in Section 12(h)(iii)), and will reimburse each Shares Indemnified Party and the Company for any legal or other expenses reasonably incurred by such Shares Indemnified Party and the Company in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Shares

Indemnified Party or the Company is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Stockholder shall be liable only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in the Company Registration Documents in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder expressly for use therein (the only such information being listed in Section 12(h)(iv)); and provided, further, that the liability under this subsection of the Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of Underlying Shares sold by the Selling Stockholder hereunder.

(d)        Indemnification of Company and Selling Stockholder. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Company Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholder (each, a "Company Underwriter Indemnified Party") against any losses, claims, damages or liabilities to which such Company Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Company Registration Documents or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein (the only such information being listed in Section 12(h)(v)), and will reimburse any legal or other expenses reasonably incurred by such Company Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.

(e)        Indemnification of UBS AG by the Underwriter. The Underwriter will indemnify and hold harmless UBS AG, each of its directors and each of its officers who signs a UBS AG Registration Statement and each person, if any, who controls UBS AG within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a "UBS AG Underwriter Indemnified Party") against any losses, claims, damages or liabilities to which such UBS AG Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the UBS AG Registration Documents or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to UBS AG by the Underwriter specifically for use therein (the only such information being listed in Section 12(h)(vi)), and will reimburse any legal or other expenses reasonably incurred by such UBS AG Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such UBS AG Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.

(f)         Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b), (c), (d) or (e) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b), (c), (d) or (e) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b), (c), (d) or (e) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, with the consent of the Underwriter such consent not to be unreasonably withheld (if an Underwriter is an indemnified party), jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(g)        Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b), (c), (d) or (e) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b), (c), (d) or (e) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and/or UBS AG on the one hand and the Underwriter on the other from the offering of the Exchangeable Notes and the Underlying Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholder and/or UBS AG on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and/or UBS AG on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Selling Stockholder and/or UBS AG bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder, UBS AG or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (g). Notwithstanding the provisions of this subsection (g), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Exchangeable Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Stockholder shall not be required to contribute any amount in excess of the aggregate net proceeds received by the Selling Stockholder from the sale of Underlying Shares sold by the Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Selling Stockholder, UBS AG and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 12.

(h)        Information Furnished by Parties.

(i)         It is understood and agreed that the only information furnished by UBS AG to the Company for inclusion in the Company Registration Documents is the following:

The first sentence of the second paragraph of the cover page, the first and second sentences of the first paragraph under the caption "The Exchangeable Notes Offering" in the Prospectus Supplement

Summary of the Company Preliminary Prospectus and the Company Final Prospectus.

The last sentence of the second paragraph of the cover page, the first and second sentences of the first risk factor under the caption "Risk Factors—Risks Related to this Offering" in the Risk Factors section and first and second sentences of the fourth paragraph under the caption "Underwriting" in the Company Preliminary Prospectus relating to hedging.

The last sentence of the second paragraph of the cover page, the first and second sentences of the first risk factor under the caption "Risk Factors—Risks Related to this Offering" in the Risk Factors section and first and second sentences of the fourth paragraph under the caption "Underwriting" in the Company Final Prospectus relating to hedging.

The first and third paragraphs under "Underwriting" in the Company Preliminary Prospectus and the Company Final Prospectus relating to the sale of the Exchangeable Notes.

(ii)        It is understood and agreed that the only information furnished by the Company to UBS AG for inclusion in the UBS AG Registration Documents is the following:

The first sentence under the caption "Stillwater Mining Company" in the Prospectus Supplement Summary of the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus relating to the Company's business.

(iii)        It is understood and agreed that the only information furnished by the Selling Stockholder to UBS AG for inclusion in the UBS AG Registration Documents is the following:

The second paragraph under the caption "Stillwater Mining Company" in the Prospectus Supplement Summary of the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus relating to the Selling Stockholder's stockholdings.

(iv)       It is understood and agreed that the only information furnished by the Selling Stockholder to the Company for inclusion in the Company Registration Documents is the following:

The information under the captions "Summary—The Offering— Common stock to be held by the selling stockholder after this offering and the concurrent offering" and "Selling Stockholder" in the Company Preliminary Prospectus and the Company Final Prospectus.

(v)        It is understood and agreed that the only information furnished by the Underwriter to the Company for inclusion in the Company Registration Documents is as follows:

The information related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the first and second paragraphs under the caption "Underwriting—Stabilization" in the Company Preliminary Prospectus and the Company Final Prospectus.

(vi)       It is understood and agreed that the only information furnished by the Underwriter to UBS AG for inclusion in the UBS AG Registration Documents is as follows:

The information related to electronic distributions contained in the paragraph under the caption "Supplemental Plan of Distribution (Conflicts of Interest)—Market-Making and Hedging" in the UBS AG Preliminary Prospectus and the UBS AG Final Prospectus.

13.       Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of UBS AG, the Selling Stockholder, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, UBS AG, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Underlying Shares. If the purchase of the Exchangeable Notes or the Underlying Shares by the Underwriter is not consummated for any reason other than solely for UBS AG's failure to satisfy the conditions set forth in 10(a), 10(b), or 10(q), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Underlying Shares, and the obligations of the Company and the Underwriter pursuant to Section 12 hereof shall remain in effect. In addition, if any Underlying Shares have been purchased hereunder, the representations and warranties in Sections 1 and 2 and all obligations under Sections 5 and 6 shall also remain in effect.

14.       Notices. All communications hereunder will be in writing and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to UBS Securities LLC, 229 Park Avenue, New York, NY 10171-0021, Attention: Syndicate Department, or, if sent to the UBS AG, will be sent to it by facsimile at UBS AG, Attention: General Counsel, Facsimile No. (212) 821-5804, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1321 Discovery Drive, Billings, MT 59102, Attention: John Stark, or, if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at 40 Queen Street, London EC4R 1DD, United Kingdom; provided, however, that any notice to the Underwriter pursuant to Section 12 will be mailed, delivered or telegraphed and confirmed to the Underwriter.

15.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 12 and no other person will have any right or obligation hereunder.

16.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.       Absence of Fiduciary Relationship. The Company and the Selling Stockholder acknowledge and agree that:

(a)        No Other Relationship. The Underwriter is acting solely as the Underwriter of the Underlying Shares and as an underwriter in connection with the offering of the Exchangeable Notes and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder, on the one hand, and the Underwriter and UBS AG, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Company Final Prospectus, irrespective of whether the Underwriter or UBS AG has advised or is advising the Company or the Selling Stockholder on other matters;

(b)        Arms' Length Negotiations. The price of the Underlying Shares set forth in this Agreement was established by Company and the Selling Stockholder following discussions and arms-length negotiations with the Underwriter and UBS AG and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)        Absence of Obligation to Disclose. The Company and the Selling Stockholder have been advised that UBS AG, the Underwriter and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that neither UBS AG nor the Underwriter has any obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d)        Waiver. The Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against UBS AG and the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that UBS AG and the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

18.       Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

UBS AG, the Company and the Selling Stockholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Selling Stockholder irrevocably appoints CT Corporation as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding and agrees that service of process upon such agent, and written notice of said service to the Selling Stockholder by the person serving the same to the address provided in Section 14, shall be deemed in every respect effective service of process upon the Selling Stockholder in any such suit or proceeding. The Selling Stockholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Selling Stockholder in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Selling Stockholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder.

If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to each of the Company and UBS AG one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company, UBS AG, the Underwriter and the CS Purchaser in accordance with its terms.

Very truly yours,

NORIMET LIMITED

By:	/s/ Adam Esah
Name: Adam Esah
Title: Director

STILLWATER MINING COMPANY

By:
Name:
Title:

UBS AG

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO THE MANDATORY UNDERWRITING AGREEMENT]

If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to each of the Company and UBS AG one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company, UBS AG, the Underwriter and the CS Purchaser in accordance with its terms.

Very truly yours,

NORIMET LIMITED

By:
Name:
Title:

STILLWATER MINING COMPANY

By:	/s/ John R. Stark
Name: John R. Stark
Title: Executive Vice President

UBS AG

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO THE MANDATORY UNDERWRITING AGREEMENT]

If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to each of the Company and UBS AG one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company, UBS AG, the Underwriter and the CS Purchaser in accordance with its terms.

Very truly yours,

NORIMET LIMITED

By:
Name:
Title:

STILLWATER MINING COMPANY

By:
Name:
Title:

UBS AG

By:	/s/ Gordon S. Kiesling
	Name:	Gordon S. Kiesling
	Title:	Executive Director and Counsel Region Americas Legal

By:	/s/ Higa Mehta
	Name:	Higa Mehta
	Title:	Executive Director and Counsel Region Americas Legal

[SIGNATURE PAGE TO THE MANDATORY UNDERWRITING AGREEMENT]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

UBS SECURITIES LLC, in its capacity as the Underwriter

By:	/s/ Robert Pinkerton
Name: Robert Pinkington
Title: Vice Chairman

By:	/s/ Philip Konniker
Name: Philip Konniker
Title: Director

[SIGNATURE PAGE TO THE MANDATORY UNDERWRITING AGREEMENT]

CREDIT SUISSE CAPITAL LLC, in its
capacity as the CS Purchaser, solely with
respect to Section 8 of this Agreement
and as the recipient and/or beneficiary of
certain representations, warranties and
covenants set forth in this Agreement

By:	/s/ Paul D. Scherzer
Name: Paul D. Scherzer
Title: Managing Director

[SIGNATURE PAGE TO THE MANDATORY UNDERWRITING AGREEMENT]

SCHEDULE A

UBS AG Issuer Free Writing Prospectuses:

1.          Final term sheet included as Exhibit 1 to this schedule.

A-1

Exhibit 1

Final Term Sheet

A-2

ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-156695 Dated December 7, 2010 (Relating to Preliminary Prospectus Supplement dated November 29, 2010)

Final Term Sheet Relating to
Mandatorily Exchangeable Notes Due June 15, 2012
(Exchangeable for a maximum of 9,800,000 shares of common stock of Stillwater Mining Company)

This term sheet relates to the Exchangeable Notes (as defined below). Before making a decision in connection with an investment in the Exchangeable Notes, this term sheet should be read together with (i) the preliminary prospectus supplement dated November 29, 2010 (including the documents incorporated by reference therein) relating to the offering of the Exchangeable Notes (the "Exchangeable Notes Preliminary Prospectus Supplement") and (ii) the preliminary prospectus supplement dated November 29, 2010 (including the documents incorporated by reference therein) relating to the shares of Underlying Stock (as defined below) being offered through the offering of the Exchangeable Notes (the "Underlying Preliminary Prospectus Supplement"). The information in this term sheet supersedes the information in the Exchangeable Notes Preliminary Prospectus Supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the Exchangeable Notes Preliminary Prospectus Supplement.

General

Issuer:	UBS AG.

Underlying Stock:	Common stock of Stillwater Mining Company ("Stillwater").

Ticker / Exchange for Underlying Stock:	SWC / The New York Stock Exchange.

Price to the Public of the Underlying Stock to be Sold in the Concurrent Offering:	$19.50 per share.

Trade Date:	December 8, 2010.

Issue Date:	December 13, 2010.

Sole Book-Running Manager and Underwriter:	UBS Securities LLC.

CUSIP Number:	90267B 823.

ISIN Number:	US90267B8239.

Exchangeable Notes Offering

Title of Securities:	Mandatorily Exchangeable Notes Due June 15, 2012 (the "Exchangeable Notes").

Aggregate Principal Amount	$191,100,000 aggregate principal amount of Exchangeable Notes

Offered:
(mandatorily exchangeable for a maximum of 9,800,000 shares of Underlying Stock), assuming no exercise of the Underwriter's option to purchase up to $28,275,000 of additional aggregate principal amount of Exchangeable Notes (mandatorily exchangeable for a maximum of 1,450,000 shares of Underlying Stock).

Denomination:	$25.00 and integral multiples thereof.

Price to Public:	100% of the principal amount of the Exchangeable Notes, plus accrued interest, if any, from the Issue Date.

Underwriting Discount:
3.0% per Exchangeable Note. The underwriting discount is to be paid by Norimet Limited (the "Selling Stockholder") and will be payable as a portion of the discount at which an affiliate of the Issuer purchased shares of Underlying Stock from the Selling Stockholder.

Use of Proceeds:
The Issuer expects that the net proceeds from this offering will be approximately $191,100,000 million (or approximately $219,375,000 million if the Underwriter exercises its over-allotment option in full), before deducting estimated offering expenses. The Issuer intends to use the net proceeds from the sale of the Exchangeable Notes to provide additional funds for its operations and for general corporate purposes outside Switzerland.

Maturity Date:
The Exchangeable Notes will mature on June 15, 2012. The Maturity Date may be postponed in connection with certain market disruption events, or accelerated upon an event of default or a "Fundamental Reorganization Event" as described in the Exchangeable Notes Preliminary Prospectus Supplement.

Ranking:
The Exchangeable Notes are solely the unsecured obligations of the Issuer and will rank equally with all of its other unsecured and unsubordinated debt, and are subject to the creditworthiness of the Issuer. The Exchangeable Notes are not principal protected.

Interest:	9.375% per year. Interest will accrue on each $25.00 principal amount of Exchangeable Notes from the Issue Date to June 15, 2012 (unless earlier repurchased or exchanged).

Interest Payment Dates:	Interest will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2011.

Day Count Convention:	The Issuer will compute interest on the Exchangeable Notes on the basis of a 360-day year of twelve 30-day months.

Dividend-Linked Payments:
Subject to the exceptions described under "Description of the Exchangeable Notes—Interest Payments and Dividend-Linked Payments—Dividend-Linked Payments" in the Exchangeable Notes Preliminary Prospectus Supplement, if Stillwater actually pays a cash dividend to holders of the Underlying Stock, then the Issuer will pay holders of record of the Exchangeable Notes, for each $25.00 aggregate principal amount of Exchangeable Notes, an amount (the "Dividend-Linked Payment") equal to the (i) the amount of such dividend per share of Underlying Stock, multiplied by (ii) the Maximum Exchange

2

Ratio as of the ex-dividend date, multiplied by (iii) the "Hedge Percentage."

Dividend-Linked Payment Dates:
Subject to the exceptions described under "Description of the Exchangeable Notes—Interest Payments and Dividend-Linked Payments—Dividend-Linked Payments" in the Exchangeable Notes Preliminary Prospectus Supplement, Dividend-Linked Payments will be paid to holders of the Exchangeable Notes on a date no later than the third business day immediately following the date on which such dividends are actually paid to holders of record of shares of the Underlying Stock or, in certain circumstances described in the Exchangeable Notes Preliminary Prospectus Supplement, on the Maturity Date.

Initial Price:
$19.50 per share of Underlying Stock, which is the price to the public for the Underlying Stock to be sold in the Concurrent Offering (subject to adjustment as described in the Exchangeable Notes Preliminary Prospectus Supplement).

Threshold Appreciation Price:
Approximately $22.91 per share of Underlying Stock, which is approximately 17.5% above the Initial Price (subject to adjustment as described in the Exchangeable Notes Preliminary Prospectus Supplement).

Minimum Exchange Ratio:	1.09111 shares of Underlying Stock per $25.00 principal amount of Exchangeable Notes (subject to adjustment as described in the Exchangeable Notes Preliminary Prospectus Supplement).

Maximum Exchange Ratio:	1.28205 shares of Underlying Stock per $25.00 principal amount of Exchangeable Notes (subject to adjustment as described in the Exchangeable Notes Preliminary Prospectus Supplement).

Exchange:
Except as described below, on the Maturity Date, the Issuer will exchange each $25.00 principal amount of Exchangeable Notes for shares of Underlying Stock, cash, or a combination of cash and shares of Underlying Stock in an amount equal to the sum of the "Daily Settlement Amounts" for each trading day in the "Settlement Averaging Period" as described in the Exchangeable Notes Preliminary Prospectus Supplement.

If the Maturity Date is accelerated in connection with an event of default that results in acceleration of the Exchangeable Notes or a Fundamental Reorganization Event, the Exchangeable Notes will be automatically exchanged on the accelerated Maturity Date for a number of shares (including, in the case of a Fundamental Reorganization Event, the make-whole shares described below, or cash in lieu thereof) as described in the Exchangeable Notes Preliminary Prospectus Supplement.

Repurchase at Option of Holder:
The holder of any Exchangeable Note, at its option, may require the Issuer to repurchase such Exchangeable Note for cash at any time at a repurchase price equal to (i) the Minimum Exchange Ratio, multiplied by (ii) the average of the "Daily VWAP" of the Underlying Stock (and/or any other Exchange Property, as the case may be) over the five consecutive "VWAP Trading Day" period commencing on, and

3

including, the trading day immediately following the date the trustee receives a repurchase notice from the holder of such Exchangeable Note, as described in the Exchangeable Notes Preliminary Prospectus Supplement.

Make-Whole Shares Upon a Fundamental Reorganization Event:
The following table sets forth the number of make-whole shares of Underlying Stock to be delivered per $25.00 principal amount of Exchangeable Notes upon exchange in connection with a Fundamental Reorganization Event based upon the stock price in the Fundamental Reorganization Event and the effective date of the Fundamental Reorganization Event, as described in the Exchangeable Notes Preliminary Prospectus Supplement.

	Stock Price
Effective Date	$5.00	$10.00	$15.00	$17.50	$19.50	$20.00	$25.00	$27.50	$30.00	$35.00	$40.00	$60.00	$80.00	$100.00
December 13, 2010	0.67794	0.26358	0.08633	0.03255	0.00000	0.02506	0.13264	0.11596	0.10311	0.08506	0.07321	0.04940	0.03762	0.02998
June 15, 2011	0.45870	0.18201	0.03857	0.00000	0.00000	0.00000	0.09791	0.08353	0.07296	0.05906	0.05063	0.03435	0.02590	0.02041
December 15, 2011	0.23154	0.10261	0.00656	0.00000	0.00000	0.00000	0.06376	0.05028	0.04147	0.03180	0.02697	0.01795	0.01320	0.01029
June 15, 2012	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000

The exact stock price and effective date applicable to a Fundamental Reorganization Event may not be set forth in the table above, in which case:
•
if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the amount of make-whole shares will be determined by straight-line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the earlier and later effective dates, as applicable, based on a 365-day year;

•
if the stock price is in excess of $100.00 per share (subject to adjustment as described in the Exchangeable Notes Preliminary Prospectus Supplement), then the make-whole share amount will be zero; and

•
if the stock price is less than $5.00 per share (subject to adjustment as described in the Exchangeable Notes Preliminary Prospectus Supplement) (the "Minimum Stock Price"), then the make-whole share amount will be determined as if the stock price equaled the Minimum Stock Price, and, if the effective date is between two effective dates in the table, using straight-line interpolation between the make-whole share amounts set forth for the earlier and later effective dates, based on a 365-day year.

Concurrent Transactions

4

Concurrent Offering:
Concurrently with this offering, the Selling Stockholder is offering 37,000,000 shares of Underlying Stock (plus up to an additional 3,813,222 shares of Underlying Stock pursuant to an over-allotment option) in an underwritten public offering in which UBS Securities LLC is acting as an underwriter, at an initial price to the public of $19.50 per share (the "Concurrent Offering").

The Issuer has filed a shelf registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the base prospectus included in the registration statement, the related Exchangeable Notes Preliminary Prospectus Supplement and the other documents the Issuer has filed with the SEC, as well as the Underlying Preliminary Prospectus Supplement, accompanying base prospectus of Stillwater and the other documents Stillwater has filed with the SEC, for more complete information about the Issuer, Stillwater and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, the Underwriter or any dealer participating in the offering will arrange to send you the Exchangeable Notes Preliminary Prospectus Supplement and accompanying base prospectus, and the Underlying Preliminary Prospectus Supplement and accompanying base prospectus of Stillwater, if you request them by calling toll-free 1-888-827-7275.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

5

SCHEDULE B

1.	General Use Company Free Writing Prospectuses (included in the General Disclosure Package)

"General Use Company Free Writing Prospectus" includes each of the following documents:

None.

2.	Other Information Included in the Company General Disclosure Package

The following information is also included in the Company General Disclosure Package:

None.

B-1